Focused on Our Future 4Q 2021 Strategic & Financial Highlights Steven E. Strah, President and CEO K. Jon Taylor, SVP, CFO & Strategy

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: risks associated with obtaining court approval of the definitive settlement agreement in the derivative cases, the potential liabilities, increased costs and unanticipated developments resulting from governmental investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly, and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of the minority interest in FirstEnergy Transmission, LLC; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as moratoriums on utility disconnections and workforce vaccination mandates; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including recession and inflationary pressure, affecting us and/or our customers and those vendors with which we do business; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock and outstanding preferred stock, if any, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights – Published February 10, 20222

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share (EPS), and Operating earnings (loss) per share (EPS) by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile long-term annual operating EPS growth projections to a GAAP measure without unreasonable effort. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 542 million shares for full year 2020, 543 million shares for fourth quarter of 2020, 545 million shares for full year 2021, 550 million shares for the fourth quarter of 2021, and 571 million shares for the first quarter and full year 2022. Management uses non-GAAP financial measures such as Operating earnings (loss), and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights – Published February 10, 20223

Moving FirstEnergy Forward Steve Strah, President and CEO Strategic & Financial Highlights – Published February 10, 20224 ■ Our transformation – foundational changes ■ Key updates and priorities ■ Long-term, sustainable growth ■ Strong financial & operating results Focus for Today’s Call: Reported 4Q21 GAAP EPS of $0.77 and Operating (non-GAAP) EPS of $0.51 Reported 2021 GAAP EPS of $2.35 and Operating (non-GAAP) EPS of $2.60 Updating 2022 GAAP EPS forecast to $2.41-$2.61 Reaffirming 2022 Operating (non-GAAP) EPS guidance of $2.30-$2.50 Reaffirming long-term annual Operating EPS growth rate of 6%-8% Introducing 2022 Cash From Operations guidance of $2.6B-$3.0B Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

The New FirstEnergy ■ We are building a culture where all of us feel valued and understand the importance of doing what is right – Ensuring the best interests of our customers, stakeholders and the environment – Developing an inclusive and safe culture where all employees feel empowered – Demonstrating a commitment to innovation and a mindset of continuous improvement ■ Our employees have risen to every challenge and shown true character Strategic & Financial Highlights – Published February 10, 20225 We are dedicated to helping to restore trust and pride in FirstEnergy by building a company grounded in an unwavering culture of compliance, ethics, integrity, and accountability at every level

FE Forward: Transforming how we operate

FE FORWARD

- We are **investing in innovation, digital tools and technologies** to work more safely and efficiently, deliver an exceptional customer experience, and unlock growth opportunities embedded in the energy transition
  - Five-state operating model with centrally driven best practices and processes
  - Providing customers with enhanced communications and self-service options
  - Using data and analytics to drive better decisions around our assets, sourcing and inventory
  - Improving productivity through system integration, automation and mobility tools
- We're enabling this transformation, in part, through our **innovation center** and **digital factory**
  - Now led by our new Chief Information Officer, Steve Fortune (former Group CIO at BP)
- We recognize **this is a journey** and confident in our team's ability to execute and meet our commitments, as they did throughout 2021

650+ FirstEnergy employees leading change initiatives across the organization

ALL FirstEnergy Business Units and employee levels represented

8 WORKSTREAMS including T&D Ops, Customer, IT, Supply Chain, Compliance, Org Health, Support Functions and Generation

$150M planned investments into the program

6 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

Strategic Updates ■ In November, announced $3.4B transformational equity financing transactions – Strengthened credit profile and eliminates all non SIP/DRIP equity needs – Supports incremental investment opportunities that support the energy transition – Key catalyst for long-term, sustainable growth – Demonstrates confidence in our business plan, team, and vision for long-term customer-focused growth ■ In December, received PUCO approval of a unanimous settlement with Ohio stakeholders – The $306 million settlement benefits our Ohio customers, provides clarity around a wide range of topics, and demonstrates our commitment to working openly and collaboratively with our stakeholders Strategic & Financial Highlights – Published February 10, 20227 $1B Equity $2.4B Minority Interest Sale Transaction 25.6M shares of FE common stock at $39.08 per share 19.9% stake sale of FET, LLC (parent of ATSI, MAIT, and TrAILCo) Investor Blackstone Infrastructure Partners Brookfield Super-Core Infrastructure Partners Governance Appointed Sean Klimczak, Global Head of Infrastructure, to serve as a Board Observer – We expect to nominate a director candidate recommended by Blackstone to join FE’s Board at our 2022 Shareholders’ meeting Receives certain minority governance rights commensurate with its 19.9% minority interest Timeline & Approvals Sale closed in December 2021 Expect to close in 2Q 2022; requires FERC approval and CFIUS clearance

Strategic & Financial Highlights – Published February 10, 20228 Strategic Updates (continued) ■ Continue to make substantial progress in resolving outstanding litigation ■ We announced yesterday that, in conjunction with the Special Litigation Committee of the Board of Directors, the company agreed to a settlement to resolve multiple shareholder derivative lawsuits in Ohio – Because these are shareholder derivative suits brought on behalf of the company and for the company’s benefit, the settlement includes a payment to FirstEnergy of $180M, less plaintiffs’ legal fees, to be paid by insurance – The settlement also stipulates a series of corporate governance enhancements and complement the substantial actions we have taken to strengthen our governance and compliance program – Enhanced oversight and disclosure of political activities, third-party audits and action plans – A review of the current executive team to be conducted by a special Board committee – Further alignment of financial incentives of senior executives with compliance measures – Six members of the Board, who have served for 5+ years, will not stand for re-election at the 2022 annual shareholder meeting – Upon court approval, this settlement fully resolves the derivative actions ■ We had been evaluating various options to reduce the size of the Board, following the addition of seven new directors in 2021, with an eighth from Blackstone to be appointed at the 2022 annual meeting – The Board will continue to comprise an impressive mix of skills, focus areas, and perspectives as it guides our company through our next phase of growth

Strategic & Financial Highlights – Published February 10, 20229 Additional Updates As we look to the future, I believe our company will emerge as a premier utility and a leader in our industry Continued Focus on Culture 2022 Regulatory Strategy ■ Focused on supporting key strategic initiatives ■ Preparing for future rate case activity: – West Virginia (2023) – Maryland (2023) ■ Building a more centralized and robust Ethics & Compliance program – Multiple channels for incident reporting – Thorough and objective processes to investigate and address incidents of misconduct – Continuous improvement – Employee trainings (e.g. Code of Conduct, Speak Up sessions) ■ Ongoing commitment to more diverse, equitable and inclusive work environment ■ Continue progress on the expanded DCR audit, DMR audit, and Corporate Separation audits – Audit reports have been filed in all cases Ohio West Virginia ■ In November, filed plan to build 50 MW of utility-scale solar generation ■ In December, filed ELG plan to comply with environmental rules and responsibly operate our two remaining fossil plants beyond 2028 ■ Intend to begin a broad stakeholder dialogue regarding our planned operational end dates for Fort Martin (2035) and Harrison (2040) – New Jersey (likely 2023) – Ohio (2024)

4Q 2021 Earnings Summary



Jon Taylor, SVP, CFO and Strategy

- Reported 4Q 2021 GAAP earnings of $0.77 per share vs. $0.45 per share in 4Q20
  - 4Q 2021 results include $0.26 of special items, including mark-to-market gains – pension/OPEB actuarial assumptions +$0.47, exit of generation +$0.08, regulatory charges ($0.22), and investigation and other related costs ($0.07)
- Reported 4Q 2021 Operating (non-GAAP) earnings of $0.51 per share vs. $0.32 per share in 4Q20
- We continue to see encouraging weather-adjusted load trends

Class	4Q21 vs. 4Q20	4Q21 vs. 4Q19	TTM vs. 2019	Commentary
Residential	-1.5%	+2.3%	+3.9%	Volumes remain well above pre-pandemic levels
Commercial	+1.4%	-2.8%	-5.2%	Volumes below pre-pandemic levels but trending in the right direction
Industrial	+3.3%	-1.8%	-2.9%	
Total	**+1.0%**	**-0.6%**	**-1.0%**	

Quarter-over-Quarter Operating EPS Summary


$0.32
RD: $0.29
RT: $0.22
Corp: ($0.19)
$0.03
-$0.03
$0.13
$0.02
-$0.01
$0.05
$0.51
RD: $0.40
RT: $0.20
Corp: ($0.09)
4Q20 Operating EPS
Rates & Investments
Customer Demand
Ohio Decoupling/ LDR
O&M / Pension Expenses
Net Financing Costs
Effective Tax Rate
4Q21 Operating EPS

Vs. 4Q Guidance Midpoint

(Implied Range: $0.45 - $0.55)

- Continued to deliver on our regulated growth strategy

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

10

Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

2021 Earnings Summary

- Reported 2021 GAAP earnings of $2.35 per share vs. $1.99 per share in 2020
  - 2021 results include ($0.25) of special items, including mark-to-market gains – pension/OPEB actuarial assumptions +$0.48, exit of generation +$0.19, investigation and other related costs ($0.58), regulatory charges ($0.30), state tax legislative changes ($0.02), FE Forward cost to achieve ($0.01), and asset impairments ($0.01)
- Reported 2021 Operating (non-GAAP) earnings of $2.60 per share vs. $2.39 per share in 2020
  - Year-over-year EPS growth of 9%
- Generated $2.8B in Cash from Operations
  - $200M above original 2021 guidance; higher than midpoint of revised range
  - Includes ~$300M of non-recurring payments, such as the payment under the Deferred Prosecution Agreement

Year-over-Year Operating EPS Summary



$2.39
RD: $2.06
RT: $0.86
Corp: ($0.53)
$0.16
$0.06
-$0.04
$0.12
-$0.11
$0.03
-$0.01
$2.60
RD: $2.25
RT: $0.83
Corp: ($0.48)
2020 Operating EPS
Rates & Investments
Customer Demand
Ohio Decoupling
O&M / Pension Expenses
Net Financing Costs
Effective Tax Rate
Other
2021 Operating EPS

Vs. Guidance

Original Guidance: $2.40-$2.60
Revised (3Q21 Earnings): $2.55-$2.65

- Delivered on our regulated growth strategy
- Better than expected mix of weather-adjusted sales

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

11 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

Financial Updates

- In November 2021, outlined our financial plan through 2025

$17 B	6 - 8%	6%	13%	NO EQUITY NEEDS[1]	Significant investment opportunities:
Sustainable Investment Plan (2021-2025)	Long-Term Operating EPS Growth (Average Annual)	Cash From Operations Growth (2021-2025)	FFO-to-Debt Target (by 2024)	SIP/DRIP programs up to ~$100M annually	Grid mod, resiliency, energy efficiency, clean energy transition, base reliability, and electrification

[1] Beyond previously announced $3.4B transactions announced in 2021

- Plan to make further balance sheet improvements

Lowering FE Corp debt

- Redeemed $850M (1/20/2022)
- $500M (expiring July 2022)

Recapitalizing Ohio Utilities

- Issued redemption notices for $150M (CEI) and $25M (TE)

Further improvement

- Considering additional options and market conditions to optimize our balance sheet, including:
  - FE Corp. debt reductions
  - Further optimizing utility capital structures to fund investments
  - Voluntary pension contributions

- Achieved 11.5% FFO/Debt in 2021; remain well positioned to achieve 13% by 2024
  - Based on Moody's methodology and excludes non-recurring payments of ~$300M and nets ~$1.5B year-end cash position with debt
- Qualified pension funded status improved to 82% at YE 2021; current estimate of 83%

12 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

Financial Updates (continued)

FE Forward Update

- Continuing our focus on cash flow through FE Forward
- Despite unprecedented supply chain challenges, investing in our supply chain function
- Focused on innovating and transformation; streamlining processes, improving productivity, driving cash flow improvements, and mitigating risks
- Expect reduction in base O&M of at least 1% annually *(from 2022 baseline of $1.4B)*

Net CapEx Efficiencies: ~$1.5B & Working Capital Improvements: ~$0.2B ▶ Redeploying cash savings into incremental, sustainable investments: ~$1.6B

- Grid Modernization
- Energy Efficiency
- Smart Meters
- Electric vehicles
- Solar generation

2022 Financial Commitments

Operating (Non-GAAP) Earnings	$2.30-$2.50/sh
Cash From Operations guidance	$2.6-$3.0B
Investment plan	$3.3B
Annual dividend (subject to Board approval)	$1.56/sh

- Successfully close on the FET minority interest sale
- Continue balance sheet improvement
  - 13% FFO-to-Debt by 2024
  - Targeting mid-teens thereafter

1Q22 Earnings Guidance

- **GAAP EPS forecast: $0.50-$0.60/sh**
- **Operating (non-GAAP) EPS: $0.55-$0.65/sh**

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Quarterly Support sections of the Strategic & Financial Highlights

Building a long-term, sustainable company and culture, centered on our core values

13 Strategic & Financial Highlights – Published February 10, 2022 FirstEnergy

Earnings Supplement to the Financial Community Strategic & Financial Highlights – Published February 10, 2022 15. 4Q Earnings Summary and Reconciliation 16. 4Q Earnings Drivers by Segment 17. Full Year Earnings Summary and Reconciliation 18. Full Year Earnings Drivers by Segment 19. Special Items Descriptions 20. 4Q 2021 Earnings Results 21. 4Q 2020 Earnings Results 22. Quarter-over-Quarter Earnings Comparison 23. Full Year 2021 Earnings Results 24. Full Year 2020 Earnings Results 25. Year-over-Year Earnings Comparison 26. Condensed Consolidated Balance Sheets 27. Condensed Consolidated Statements of Cash Flows TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 14

Quarterly Summary

	4Q 2021	4Q 2020	Change
GAAP Earnings (Loss) Per Basic Share	**$0.77**	**$0.45**	**$0.32**
Special Items	$(0.26)	$(0.13)	$(0.13)
Operating (Non-GAAP) Earnings Per Share	**$0.51**	**$0.32**	**$0.19**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
4Q 2020 Net Income (Loss) (GAAP)	**$159**	**$118**	**$(35)**	**$242**
4Q 2020 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 543M)	**$0.29**	**$0.22**	**$(0.06)**	**$0.45**
Special Items - 2020				
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.06	—	(0.05)	0.01
Exit of generation	(0.06)	—	(0.08)	(0.14)
Total Special Items - 4Q 2020	—	—	(0.13)	(0.13)
4Q 2020 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.29**	**$0.22**	**$(0.19)**	**$0.32**
Rates & Investments	0.02	0.01	—	0.03
Customer Demand	(0.03)	—	—	(0.03)
Ohio Decoupling / LDR Charge	0.13	—	—	0.13
O&M / Pension Expenses	(0.01)	—	0.03	0.02
Net Financing Costs	—	(0.01)	—	(0.01)
Effective Tax Rate	—	—	0.05	0.05
Other	—	(0.02)	0.02	—
4Q 2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.40**	**$0.20**	**$(0.09)**	**$0.51**
Special Items - 2021				
Regulatory charges	(0.22)	—	—	(0.22)
Exit of generation	(0.02)	—	0.10	0.08
Investigation and other related costs	—	—	(0.07)	(0.07)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.36	—	0.11	0.47
Total Special Items - 4Q 2021	0.12	—	0.14	0.26
4Q 2021 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 550M)	**$0.52**	**$0.20**	**$0.05**	**$0.77**
4Q 2021 Net Income (Loss) (GAAP)	**$285**	**$113**	**$29**	**$427**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter of 2021 and 2020.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

15 Strategic & Financial Highlights – Published February 10, 2022 FirstEnergy

Earnings Drivers: 4Q 2021 vs. 4Q 2020 Regulated Distribution (RD) ▪ Rates & Investments: Implementation of the NJ distribution base rate case and higher rider revenue from capital investment programs increased earnings by $0.02 per share. ▪ Customer Demand: Lower weather-adjusted demand decreased earnings by $0.03 per share, due to lower residential demand, partially offset by higher commercial and industrial demand. ▪ Ohio Decoupling / LDR Charge: The absence of the charge recognized in 4Q 2020 associated with termination of decoupling revenues, including lost distribution revenues, increased earnings by $0.13 per share. ▪ O&M / Pension Expenses: Higher expenses decreased earnings by $0.01 per share, due to higher O&M expenses associated with strategic investments to enhance reliability of $0.04 per share, partially offset by lower net pension/OPEB expense of $0.03 per share. ▪ Special Items: In the fourth quarter of 2021 and 2020, special items totaled ($0.12) per share and $0.00 per share, respectively. Regulated Transmission (RT) ▪ Rates & Investments: Formula rate base growth of ~7% increased earnings by $0.01 per share. ▪ Net Financing Costs: Higher interest expense decreased earnings by $0.01, primarily due to the $500M long-term debt issuance at FET, LLC in March 2021. ▪ Other: The impact of a higher 2020 peak load at WPP, MP, and PE decreased earnings by $0.02 per share. Corporate / Other (Corp) ▪ O&M / Pension Expenses: Lower expenses increased results $0.03 per share due to lower corporate support costs. ▪ Effective Tax Rate: Higher discrete income tax benefits increased results $0.05 per share. ▪ Other: Higher earnings on investments increased results by $0.02 per share. ▪ Special Items: In the fourth quarter of 2021 and 2020, special items totaled ($0.14) per share and ($0.13) per share, respectively. (1.5)% 1.4% 3.3% 1.0% Residential Commercial* Industrial Total (1.4)% 1.2% 3.5% 1.1% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries *Commercial includes street lighting Strategic & Financial Highlights – Published February 10, 202216

Full Year Summary

	2021	2020	Change
GAAP Earnings Per Basic Share	**$2.35**	**$1.99**	**$0.36**
Special Items	$0.25	$0.40	$(0.15)
Operating (Non-GAAP) Earnings Per Share	**$2.60**	**$2.39**	**$0.21**

Full Year Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2020 Net Income (Loss) (GAAP)	**$959**	**$464**	**$(344)**	**$1,079**
2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 542M)	**$1.77**	**$0.86**	**$(0.64)**	**$1.99**
Special Items - 2020				
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.44	—	0.16	0.60
Regulatory charges	0.01	—	—	0.01
Exit of generation	(0.16)	—	(0.05)	(0.21)
Total Special Items - 2020	0.29	—	0.11	0.40
2020 Operating Earnings (Loss) Per Share - Non-GAAP	**$2.06**	**$0.86**	**$(0.53)**	**$2.39**
Rates & Investments	0.11	0.05	—	0.16
Customer Demand	0.06	—	—	0.06
Ohio Decoupling	(0.04)	—	—	(0.04)
O&M / Pension Expense	0.10	—	0.02	0.12
Net Financing Costs	(0.02)	(0.05)	(0.04)	(0.11)
Effective Tax Rate	—	—	0.03	0.03
Other	(0.02)	(0.03)	0.04	(0.01)
2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$2.25**	**$0.83**	**$(0.48)**	**$2.60**
Special Items - 2021				
Regulatory charges	(0.22)	(0.08)	—	(0.30)
Asset impairments	—	—	(0.01)	(0.01)
Exit of generation	(0.02)	—	0.21	0.19
State tax legislative changes	—	—	(0.02)	(0.02)
Investigation and other related costs	—	—	(0.58)	(0.58)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.36	—	0.12	0.48
Total Special Items - 2021	0.11	(0.08)	(0.28)	(0.25)
2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 545M)	**$2.36**	**$0.75**	**$(0.76)**	**$2.35**
2021 Net Income (Loss) (GAAP)	**$1,288**	**$408**	**$(413)**	**$1,283**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2021 and 2020.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

17

Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

Earnings Drivers: Full Year 2021 vs. Full Year 2020 Regulated Distribution (RD) ▪ Rates & Investments: The implementation of the NJ distribution base rate case and higher rider revenues from capital investment programs in OH and PA increased earnings by $0.11 per share. ▪ Customer Demand: Higher demand increased earnings by $0.06 per share, due to a combination of higher weather-adjusted and weather-related demand. ▪ Ohio Decoupling: The absence of decoupling revenues decreased earnings by $0.04 per share. ▪ O&M / Pension Expenses: Lower expenses increased earnings by $0.10 per share, primarily due to lower net pension/OPEB expense. ▪ Net Financing Costs: Higher interest expense decreased earnings by $0.02 per share, primarily from increased short-term borrowings in the first half of 2021. ▪ Other: Other expenses decreased earnings by $0.02 per share, primarily due to higher depreciation expense. ▪ Special Items: In 2021 and 2020, special items totaled ($0.11) per share and $0.29 per share, respectively. Regulated Transmission (RT) ▪ Rates & Investments: Formula rate base growth of ~7% increased earnings by $0.05 per share. ▪ Net Financing Costs: Higher interest expense from short-term borrowings and higher long-term debt decreased earnings by $0.05 per share. ▪ Other: Other items decreased earnings by $0.03 per share, primarily due to prior year formula true-ups. ▪ Special Items: In 2021, special items totaled $0.08 per share. Corporate / Other (Corp) ▪ O&M / Pension Expenses: Lower expenses increased results by $0.02 per share, due to lower corporate support costs. ▪ Net Financing Costs: Higher interest expense due to increased long-term debt and coupon step-up on certain FE Hold Co. notes decreased results by $0.04 per share. ▪ Effective Tax Rate: Higher discrete income tax benefits increased results $0.03 per share. ▪ Other: Higher earnings on investments increased results by $0.04 per share. ▪ Special Items: In 2021 and 2020, special items totaled $0.28 per share and $0.11 per share, respectively. (0.8)% 1.5% 3.9% 1.5% Residential Commercial* Industrial Total 1.2% 2.3% 3.8% 2.4% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries Y-o-Y Actual Distribution Deliveries (Adjusted for leap year) *Commercial includes street lighting Strategic & Financial Highlights – Published February 10, 202218

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, concessions or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt and amendments to revolving credit facilities. ▪ Asset impairments: Primarily reflects charges resulting from non-cash asset impairments. ▪ Exit of generation: Primarily reflects charges or credits resulting from the transfer of Three Mile Island Unit 2, exit of competitive operations, including retired generation facilities and adjustments related to the Energy Harbor bankruptcy settlement, and restructuring and strategic review costs. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ FE Forward cost to achieve: Primarily reflects certain advisory costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects the DPA penalty, litigation settlements and other legal and advisory expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights – Published February 10, 202219

4th Quarter 2021

GAAP (in millions, except for per share amounts)

		RD	RT	Corp	FE
(1)	Electric sales	$ 2,268	$ 385	$ (37)	$ 2,616
(2)	Other	56	—	(12)	44
(3)	Total Revenues	2,324	385	(49)	2,660
(4)	Fuel	119	—	—	119
(5)	Purchased power	755	—	3	758
(6)	Other operating expenses	796	80	(6)	870
(7)	Provision for depreciation	227	85	18	330
(8)	Amortization (deferral) of regulatory assets, net	101	(3)	—	98
(9)	General taxes	190	62	9	261
(10)	Total Operating Expenses	2,188	224	24	2,436
(11)	Operating Income (Loss)	136	161	(73)	224
(12)	Miscellaneous income, net	102	7	29	138
(13)	Pension and OPEB mark-to-market adjustment	270	31	81	382
(14)	Interest expense	(131)	(62)	(93)	(286)
(15)	Capitalized financing costs	11	10	—	21
(16)	Total Other Expense	252	(14)	17	255
(17)	Income (Loss) Before Income Taxes (Benefits)	388	147	(56)	479
(18)	Income taxes (benefits)	103	34	(88)	49
(19)	Income (Loss) From Continuing Operations	285	113	32	430
(20)	Discontinued operations, net of tax	—	—	(3)	(3)
(21)	Net Income (Loss)	285	113	29	427
(22)	Average Shares Outstanding		550		
(23)	Earnings (Loss) per Share	$ 0.52	$ 0.20	$ 0.05	$ 0.77

Special Items

		RD	RT	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—
(3)	Total Revenues	—	—	—	—
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	—	2 (b)	(53) (a)(c)	(51)
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	(157) (b)	—	—	(157)
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	(157)	2	(53)	(208)
(11)	Operating Income (Loss)	157	(2)	53	208
(12)	Miscellaneous income, net	—	—	—	—
(13)	Pension and OPEB mark-to-market adjustment	(270) (d)	—	(81) (d)	(351)
(14)	Interest expense	1 (e)	1 (e)	—	2
(15)	Capitalized financing costs	—	—	—	—
(16)	Total Other Expense	(269)	1	(81)	(349)
(17)	Income (Loss) Before Income Taxes (Benefits)	(112)	(1)	(28)	(141)
(18)	Income taxes (benefits)	(45) (b)-(e)	— (b)(e)	55 (a)(c)(d)	10
(19)	Income (Loss) From Continuing Operations	(67)	(1)	(83)	(151)
(20)	Discontinued operations, net of tax	—	—	3 (c)	3
(21)	Net Income (Loss)	(67)	(1)	(80)	(148)
(22)	Average Shares Outstanding		550		
(23)	Earnings (Loss) per Share	$ (0.12)	$ —	$ (0.14)	$ (0.26)

Operating (Non-GAAP)

		RD	RT	Corp	FE
(1)	Electric sales	$ 2,268	$ 385	$ (37)	$ 2,616
(2)	Other	56	—	(12)	44
(3)	Total Revenues	2,324	385	(49)	2,660
(4)	Fuel	119	—	—	119
(5)	Purchased power	755	—	3	758
(6)	Other operating expenses	796	82	(59)	819
(7)	Provision for depreciation	227	85	18	330
(8)	Amortization (deferral) of regulatory assets, net	(56)	(3)	—	(59)
(9)	General taxes	190	62	9	261
(10)	Total Operating Expenses	2,031	226	(29)	2,228
(11)	Operating Income (Loss)	293	159	(20)	432
(12)	Miscellaneous income, net	102	7	29	138
(13)	Pension and OPEB mark-to-market adjustment	—	31	—	31
(14)	Interest expense	(130)	(61)	(93)	(284)
(15)	Capitalized financing costs	11	10	—	21
(16)	Total Other Expense	(17)	(13)	(64)	(94)
(17)	Income (Loss) Before Income Taxes (Benefits)	276	146	(84)	338
(18)	Income taxes (benefits)	58	34	(33)	59
(19)	Income (Loss) From Continuing Operations	218	112	(51)	279
(20)	Discontinued operations, net of tax	—	—	—	—
(21)	Net Income (Loss)	218	112	(51)	279
(22)	Average Shares Outstanding		550		
(23)	Earnings (Loss) per Share	$ 0.40	$ 0.20	$ (0.09)	$ 0.51

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Investigation and other related costs	$ —	$ —	$ 37	$ 37
(b) Regulatory charges	118	(2)	—	116
(c) Exit of generation	11	—	(54)	(43)
(d) Mark-to-market - Pension/OPEB	(197)	—	(63)	(260)
(e) Debt-related costs	1	1	—	2
Impact to Earnings	$ (67)	$ (1)	$ (80)	$ (148)

20

Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

4th Quarter 2020

GAAP (in millions, except for per share amounts)

		RD	RT	Corp	FE
(1)	Electric sales	$ 2,099	$ 428	$ (34)	$ 2,493
(2)	Other	57	4	(17)	44
(3)	Total Revenues	2,156	432	(51)	2,537
(4)	Fuel	93	—	—	93
(5)	Purchased power	625	—	3	628
(6)	Other operating expenses	833	81	(39)	875
(7)	Provision for depreciation	224	80	16	320
(8)	Amortization of regulatory assets, net	(32)	5	—	(27)
(9)	General taxes	187	55	12	254
(10)	Total Operating Expenses	1,930	221	(8)	2,143
(11)	Operating Income (Loss)	226	211	(43)	394
(12)	Miscellaneous income, net	86	9	34	129
(13)	Pension and OPEB mark-to-market adjustment	(66)	(21)	33	(54)
(14)	Interest expense	(127)	(57)	(89)	(273)
(15)	Capitalized financing costs	9	11	—	20
(16)	Total Other Expense	(98)	(58)	(22)	(178)
(17)	Income (Loss) Before Income Taxes (Benefits)	128	153	(65)	216
(18)	Income taxes (benefits)	(31)	35	—	4
(19)	Income (Loss) From Continuing Operations	159	118	(65)	212
(20)	Discontinued operations, net of tax	—	—	30	30
(21)	Net Income (Loss)	159	118	(35)	242
(22)	Average Shares Outstanding		543		
(23)	Earnings (Loss) per Share	$ 0.29	$ 0.22	$ (0.06)	$ 0.45

Special Items

		RD	RT	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—
(3)	Total Revenues	—	—	—	—
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	—	—	(1) (a)	(1)
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization of regulatory assets, net	(12) (a)	—	—	(12)
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	(12)	—	(1)	(13)
(11)	Operating Income (Loss)	12	—	1	13
(12)	Miscellaneous income, net	(6) (a)	—	(14) (a)	(20)
(13)	Pension and OPEB mark-to-market adjustment	66 (b)	—	(33) (b)	33
(14)	Interest expense	—	—	—	—
(15)	Capitalized financing costs	—	—	—	—
(16)	Total Other Expense	60	—	(47)	13
(17)	Income (Loss) Before Income Taxes (Benefits)	72	—	(46)	26
(18)	Income taxes (benefits)	72 (a) (b)	—	(7) (a) (b)	65
(19)	Income (Loss) From Continuing Operations	—	—	(39)	(39)
(20)	Discontinued operations, net of tax	—	—	(30) (a)	(30)
(21)	Net Income (Loss)	—	—	(69)	(69)
(22)	Average Shares Outstanding		543		
(23)	Earnings (Loss) per Share	$ —	$ —	$ (0.13)	$ (0.13)
	Special Items (after-tax impact):				
	(a) Exit of generation	$ (35)	$ —	$ (41)	$ (76)
	(b) Mark-to-market adjustments - Pension/OPEB	35	—	(28)	7
	Impact to Earnings	$ —	$ —	$ (69)	$ (69)

Operating (Non-GAAP)

		RD	RT	Corp	FE
(1)	Electric sales	$ 2,099	$ 428	$ (34)	$ 2,493
(2)	Other	57	4	(17)	44
(3)	Total Revenues	2,156	432	(51)	2,537
(4)	Fuel	93	—	—	93
(5)	Purchased power	625	—	3	628
(6)	Other operating expenses	833	81	(40)	874
(7)	Provision for depreciation	224	80	16	320
(8)	Amortization of regulatory assets, net	(44)	5	—	(39)
(9)	General taxes	187	55	12	254
(10)	Total Operating Expenses	1,918	221	(9)	2,130
(11)	Operating Income (Loss)	238	211	(42)	407
(12)	Miscellaneous income, net	80	9	20	109
(13)	Pension and OPEB mark-to-market adjustment	—	(21)	—	(21)
(14)	Interest expense	(127)	(57)	(89)	(273)
(15)	Capitalized financing costs	9	11	—	20
(16)	Total Other Expense	(38)	(58)	(69)	(165)
(17)	Income (Loss) Before Income Taxes (Benefits)	200	153	(111)	242
(18)	Income taxes (benefits)	41	35	(7)	69
(19)	Income (Loss) From Continuing Operations	159	118	(104)	173
(20)	Discontinued operations, net of tax	—	—	—	—
(21)	Net Income (Loss)	159	118	(104)	173
(22)	Average Shares Outstanding		543		
(23)	Earnings (Loss) per Share	$ 0.29	$ 0.22	$ (0.19)	$ 0.32

21 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

4th Quarter 2021 vs 4th Quarter 2020

GAAP

	(in millions, except for per share amounts)	RD	RT	Corp	FE
(1)	Electric sales	$ 169	$ (43)	$ (3)	$ 123
(2)	Other	(1)	(4)	5	—
(3)	Total Revenues	168	(47)	2	123
(4)	Fuel	26	—	—	26
(5)	Purchased power	130	—	—	130
(6)	Other operating expenses	(37)	(1)	33	(5)
(7)	Provision for depreciation	3	5	2	10
(8)	Amortization of regulatory assets, net	133	(8)	—	125
(9)	General taxes	3	7	(3)	7
(10)	Total Operating Expenses	258	3	32	293
(11)	Operating Income (Loss)	(90)	(50)	(30)	(170)
(12)	Miscellaneous income, net	16	(2)	(5)	9
(13)	Pension and OPEB mark-to-market adjustment	336	52	48	436
(14)	Interest expense	(4)	(5)	(4)	(13)
(15)	Capitalized financing costs	2	(1)	—	1
(16)	Total Other Expense	350	44	39	433
(17)	Income (Loss) Before Income Taxes (Benefits)	260	(6)	9	263
(18)	Income taxes (benefits)	134	(1)	(88)	45
(19)	Income (Loss) From Continuing Operations	126	(5)	97	218
(20)	Discontinued operations, net of tax	—	—	(33)	(33)
(21)	Net Income (Loss)	126	(5)	64	185
(22)	Average Shares Outstanding			7	
(23)	Earnings (Loss) per Share	$ 0.23	$ (0.02)	$ 0.11	$ 0.32

Special Items

	RD	RT	Corp	FE
(1)	$ —	$ —	$ —	$ —
(2)	—	—	—	—
(3)	—	—	—	—
(4)	—	—	—	—
(5)	—	—	—	—
(6)	—	2	(52)	(50)
(7)	—	—	—	—
(8)	(145)	—	—	(145)
(9)	—	—	—	—
(10)	(145)	2	(52)	(195)
(11)	145	(2)	52	195
(12)	6	—	14	20
(13)	(336)	—	(48)	(384)
(14)	1	1	—	2
(15)	—	—	—	—
(16)	(329)	1	(34)	(362)
(17)	(184)	(1)	18	(167)
(18)	(117)	—	62	(55)
(19)	(67)	(1)	(44)	(112)
(20)	—	—	33	33
(21)	(67)	(1)	(11)	(79)
(22)		7		
(23)	$ (0.12)	$ —	$ (0.01)	$ (0.13)

Operating (Non-GAAP)

	RD	RT	Corp	FE
(1)	$ 169	$ (43)	$ (3)	$ 123
(2)	(1)	(4)	5	—
(3)	168	(47)	2	123
(4)	26	—	—	26
(5)	130	—	—	130
(6)	(37)	1	(19)	(55)
(7)	3	5	2	10
(8)	(12)	(8)	—	(20)
(9)	3	7	(3)	7
(10)	113	5	(20)	98
(11)	55	(52)	22	25
(12)	22	(2)	9	29
(13)	—	52	—	52
(14)	(3)	(4)	(4)	(11)
(15)	2	(1)	—	1
(16)	21	45	5	71
(17)	76	(7)	27	96
(18)	17	(1)	(26)	(10)
(19)	59	(6)	53	106
(20)	—	—	—	—
(21)	59	(6)	53	106
(22)		7		
(23)	$ 0.11	$ (0.02)	$ 0.10	$ 0.19

22 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

YTD December 2021

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 9,498	$ 1,608	$ (140)	$ 10,966	$ 28 [a]	$ —	$ —	$ 28	$ 9,526	$ 1,608	$ (140)	$ 10,994
(2)	Other	213	10	(57)	166	—	—	—	—	213	10	(57)	166
(3)	Total Revenues	9,711	1,618	(197)	11,132	28	—	—	28	9,739	1,618	(197)	11,160
(4)	Fuel	481	—	—	481	—	—	—	—	481	—	—	481
(5)	Purchased power	2,947	—	17	2,964	—	—	—	—	2,947	—	17	2,964
(6)	Other operating expenses	2,967	358	(129)	3,196	22 [a][b]	(55) [a]	(127) [b][c][e][f]	(160)	2,989	303	(256)	3,036
(7)	Provision for depreciation	911	325	66	1,302	—	—	—	—	911	325	66	1,302
(8)	Amortization (deferral) of regulatory assets, net	260	9	—	269	(157) [a]	—	—	(157)	103	9	—	112
(9)	General taxes	789	248	36	1,073	—	—	—	—	789	248	36	1,073
(10)	DPA penalty	—	—	230	230	—	—	(230) [e]	(230)	—	—	—	—
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—	(109)	—	—	(109)
(12)	Total Operating Expenses	8,246	940	220	9,406	(135)	(55)	(357)	(547)	8,111	885	(137)	8,859
(13)	Operating Income (Loss)	1,465	678	(417)	1,726	163	55	357	575	1,628	733	(60)	2,301
(14)	Miscellaneous income, net	399	41	77	517	—	—	—	—	399	41	77	517
(15)	Pension and OPEB mark-to-market adjustment	270	31	81	382	(270) [h]	—	(81) [h]	(351)	—	31	—	31
(16)	Interest expense	(523)	(248)	(370)	(1,141)	1 [g]	1 [g]	—	2	(522)	(247)	(370)	(1,139)
(17)	Capitalized financing costs	41	33	1	75	—	—	—	—	41	33	1	75
(18)	Total Other Expense	187	(143)	(211)	(167)	(269)	1	(81)	(349)	(82)	(142)	(292)	(516)
(19)	Income (Loss) Before Income Taxes (Benefits)	1,652	535	(628)	1,559	(106)	56	276	226	1,546	591	(352)	1,785
(20)	Income taxes (benefits)	364	127	(171)	320	(44) [a][b][d][f]-[h]	11 [a][g]	78 [b]-[h]	45	320	138	(93)	365
(21)	Income (Loss) From Continuing Operations	1,288	408	(457)	1,239	(62)	45	198	181	1,226	453	(259)	1,420
(22)	Discontinued operations, net of tax	—	—	44	44	—	—	(44) [f]	(44)	—	—	—	—
(23)	Net Income (Loss)	1,288	408	(413)	1,283	(62)	45	154	137	1,226	453	(259)	1,420
(24)	Average Shares Outstanding		545				545				545		
(25)	Earnings (Loss) per Share	$ 2.36	$ 0.75	$ (0.76)	$ 2.35	$ (0.11)	$ 0.08	$ 0.28	$ 0.25	$ 2.25	$ 0.83	$ (0.48)	$ 2.60

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 119	$ 44	$ —	$ 163
(b)FE Forward cost to achieve	3	—	1	4
(c) Asset impairments	—	—	9	9
(d) State tax legislative changes	1	—	8	9
(e) Investigation and other related costs	—	—	314	314
(f) Exit of generation	11	—	(115)	(104)
(g) Debt-related costs	1	1	—	2
(h) Mark-to-market - Pension/OPEB	(197)	—	(63)	(260)
Impact to Earnings	$ (62)	$ 45	$ 154	$ 137

FirstEnergy

23 Strategic & Financial Highlights – Published February 10, 2022

YTD December 2020

(in millions, except for per share amounts)

		GAAP RD	GAAP RT	GAAP Corp	GAAP FE
(1)	Electric sales	$ 9,130	$ 1,613	$ (139)	$ 10,604
(2)	Other	233	17	(64)	186
(3)	Total Revenues	9,363	1,630	(203)	10,790
(4)	Fuel	369	—	—	369
(5)	Purchased power	2,687	—	14	2,701
(6)	Other operating expenses	3,178	282	(169)	3,291
(7)	Provision for depreciation	896	313	65	1,274
(8)	Amortization (deferral) of regulatory assets, net	(64)	11	—	(53)
(9)	General taxes	770	232	44	1,046
(10)	Total Operating Expenses	7,836	838	(46)	8,628
(11)	Operating Income (Loss)	1,527	792	(157)	2,162
(12)	Miscellaneous income, net	332	30	70	432
(13)	Pension and OPEB mark-to-market adjustment	(323)	(40)	(114)	(477)
(14)	Interest expense	(501)	(219)	(345)	(1,065)
(15)	Capitalized financing costs	37	39	1	77
(16)	Total Other Expense	(455)	(190)	(388)	(1,033)
(17)	Income (Loss) Before Income Taxes (Benefits)	1,072	602	(545)	1,129
(18)	Income taxes (benefits)	113	138	(125)	126
(19)	Income (Loss) From Continuing Operations	959	464	(420)	1,003
(20)	Discontinued operations, net of tax	—	—	76	76
(21)	Net Income (Loss)	959	464	(344)	1,079
(22)	Average Shares Outstanding		542		
(23)	Earnings (Loss) per Share	$ 1.77	$ 0.86	$ (0.64)	$ 1.99

		Special Items RD	Special Items RT	Special Items Corp	Special Items FE
(1)	Electric sales	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—
(3)	Total Revenues	—	—	—	—
(4)	Fuel	—	—	—	—
(5)	Purchased power	(5) (a)	—	—	(5)
(6)	Other operating expenses	(6) (b)	—	(59) (b)	(65)
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	(12) (b)	—	—	(12)
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	(23)	—	(59)	(82)
(11)	Operating Income (Loss)	23	—	59	82
(12)	Miscellaneous income, net	(6) (b)	—	(14) (b)	(20)
(13)	Pension and OPEB mark-to-market adjustment	323 (c)	—	114 (c)	437
(14)	Interest expense	—	—	—	—
(15)	Capitalized financing costs	—	—	—	—
(16)	Total Other Expense	317	—	100	417
(17)	Income (Loss) Before Income Taxes (Benefits)	340	—	159	499
(18)	Income taxes (benefits)	182 (a)-(c)	—	38 (b) (c)	220
(19)	Income (Loss) From Continuing Operations	158	—	121	279
(20)	Discontinued operations, net of tax	—	—	(62) (b) (c)	(62)
(21)	Net Income (Loss)	158	—	59	217
(22)	Average Shares Outstanding		542		
(23)	Earnings (Loss) per Share	$ 0.29	$ —	$ 0.11	$ 0.40

		Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 9,130	$ 1,613	$ (139)	$ 10,604
(2)	Other	233	17	(64)	186
(3)	Total Revenues	9,363	1,630	(203)	10,790
(4)	Fuel	369	—	—	369
(5)	Purchased power	2,682	—	14	2,696
(6)	Other operating expenses	3,172	282	(228)	3,226
(7)	Provision for depreciation	896	313	65	1,274
(8)	Amortization (deferral) of regulatory assets, net	(76)	11	—	(65)
(9)	General taxes	770	232	44	1,046
(10)	Total Operating Expenses	7,813	838	(105)	8,546
(11)	Operating Income (Loss)	1,550	792	(98)	2,244
(12)	Miscellaneous income, net	326	30	56	412
(13)	Pension and OPEB mark-to-market adjustment	—	(40)	—	(40)
(14)	Interest expense	(501)	(219)	(345)	(1,065)
(15)	Capitalized financing costs	37	39	1	77
(16)	Total Other Expense	(138)	(190)	(288)	(616)
(17)	Income (Loss) Before Income Taxes (Benefits)	1,412	602	(386)	1,628
(18)	Income taxes (benefits)	295	138	(87)	346
(19)	Income (Loss) From Continuing Operations	1,117	464	(299)	1,282
(20)	Discontinued operations, net of tax	—	—	14	14
(21)	Net Income (Loss)	1,117	464	(285)	1,296
(22)	Average Shares Outstanding		542		
(23)	Earnings (Loss) per Share	$ 2.06	$ 0.86	$ (0.53)	$ 2.39

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ —	$ —	$ 4
(b) Exit of generation	(83)	—	(29)	(112)
(c) Mark-to-market adjustments - Pension/OPEB	237	—	88	325
Impact to Earnings	$ 158	$ —	$ 59	$ 217

24 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

YTD December 2021 vs YTD December 2020

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 368	$ (5)	$ (1)	$ 362	$ 28	$ —	$ —	$ 28	$ 396	$ (5)	$ (1)	$ 390
(2)	Other	(20)	(7)	7	(20)	—	—	—	—	(20)	(7)	7	(20)
(3)	Total Revenues	348	(12)	6	342	28	—	—	28	376	(12)	6	370
(4)	Fuel	112	—	—	112	—	—	—	—	112	—	—	112
(5)	Purchased power	260	—	3	263	5	—	—	5	265	—	3	268
(6)	Other operating expenses	(211)	76	40	(95)	28	(55)	(68)	(95)	(183)	21	(28)	(190)
(7)	Provision for depreciation	15	12	1	28	—	—	—	—	15	12	1	28
(8)	Amortization of regulatory assets, net	324	(2)	—	322	(145)	—	—	(145)	179	(2)	—	177
(9)	General taxes	19	16	(8)	27	—	—	—	—	19	16	(8)	27
(10)	DPA penalty	—	—	230	230	—	—	(230)	(230)	—	—	—	—
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—	(109)	—	—	(109)
(12)	Total Operating Expenses	410	102	266	778	(112)	(55)	(298)	(465)	298	47	(32)	313
(13)	Operating Income (Loss)	(62)	(114)	(260)	(436)	140	55	298	493	78	(59)	38	57
(14)	Miscellaneous income, net	67	11	7	85	6	—	14	20	73	11	21	105
(15)	Pension and OPEB mark-to-market adjustment	593	71	195	859	(593)	—	(195)	(788)	—	71	—	71
(16)	Interest expense	(22)	(29)	(25)	(76)	1	1	—	2	(21)	(28)	(25)	(74)
(17)	Capitalized financing costs	4	(6)	—	(2)	—	—	—	—	4	(6)	—	(2)
(18)	Total Other Expense	642	47	177	866	(586)	1	(181)	(766)	56	48	(4)	100
(19)	Income (Loss) Before Income Taxes (Benefits)	580	(67)	(83)	430	(446)	56	117	(273)	134	(11)	34	157
(20)	Income taxes (benefits)	251	(11)	(46)	194	(226)	11	40	(175)	25	—	(6)	19
(21)	Income (Loss) From Continuing Operations	329	(56)	(37)	236	(220)	45	77	(98)	109	(11)	40	138
(22)	Discontinued operations, net of tax	—	—	(32)	(32)	—	—	18	18	—	—	(14)	(14)
(23)	Net Income (Loss)	329	(56)	(69)	204	(220)	45	95	(80)	109	(11)	26	124
(24)	Average Shares Outstanding		3				3				3		
(25)	Earnings (Loss) per Share	$ 0.59	$ (0.11)	$ (0.12)	$ 0.36	$ (0.40)	$ 0.08	$ 0.17	$ (0.15)	$ 0.19	$ (0.03)	$ 0.05	$ 0.21

25 Strategic & Financial Highlights – Published February 10, 2022

Condensed Consolidated Balance Sheets (GAAP) (in millions) Assets December 31, 2021 December 31, 2020 Current Assets: Cash, cash equivalents and restricted cash $ 1,511 $ 1,801 Receivables 1,279 1,439 Other 447 474 Total Current Assets 3,237 3,714 Property plant and equipment 34,744 33,294 Investments and other noncurrent assets 7,451 7,411 Assets held for sale — 45 Total Assets $ 45,432 $ 44,464 Liabilities and Capitalization Current Liabilities: Currently payable long-term debt $ 1,606 $ 146 Short-term borrowings — 2,200 Accounts payable 943 827 Other 1,867 1,831 Total Current Liabilities 4,416 5,004 Capitalization: Total equity 8,675 7,237 Long-term debt and other long-term obligations 22,248 22,131 Total Capitalization 30,923 29,368 Noncurrent Liabilities 10,093 10,092 Total Liabilities and Capitalization $ 45,432 $ 44,464 Strategic & Financial Highlights – Published February 10, 202226

Condensed Consolidated Statements of Cash Flows (GAAP) (in millions) For the Years Ended December 31, 2021 2020 Cash Flow from Operating Activities: Net Income $ 1,283 $ 1,079 Adjustments to reconcile net income to net cash from operating activities: Gain on disposal, net of tax (47) (76) Depreciation and amortization 1,601 1,199 Retirement benefits, net of payments (417) (301) Pension and OPEB mark-to-market adjustment (382) 477 Deferred income taxes and investment tax credits, net 297 113 Asset removal costs charged to income — 36 Transmission revenue collections, net 182 (32) Gain on sale of Yards Creek (109) — Settlement agreement and tax sharing payments to the FES Debtors — (978) Changes in working capital and other 403 (94) Net cash provided from operating activities 2,811 1,423 Net cash provided from (used for) financing activities (542) 2,607 Net cash used for investing activities (2,559) (2,908) Net change in cash, cash equivalents and restricted cash $ (290) $ 1,122 Strategic & Financial Highlights – Published February 10, 202227

Quarterly Support Strategic & Financial Highlights – Published February 10, 2022 29. 2022 Key Priorities 30. 2022 Regulatory Calendar 31. TTM RD ROEs – by State 32. TTM Actual Sales by Class 33. TTM Weather-Adjusted Sales 34. TTM Weather Impacts 35. Credit Ratings Summary 36. Credit Profile 37. Debt Maturities Schedule 38. 2022F GAAP to Operating (Non-GAAP) Earnings Reconciliation 28 TABLE OF CONTENTS (Slide)

2022 Key Priorities Strategic & Financial Highlights – Published February 10, 2022 ■ Transform how we operate and enhance our organization – Simplify and implement best practices throughout our organization – Focus on customer experience – Improve organizational health and culture ■ Focus on performance excellence – Invest in innovation and continuous improvement – Utilize data and analytics to drive efficient and better outcomes – Focus on effective and efficient operations ■ Refocus our investment strategy – Reinvest capital efficiencies to support the energy transition – Focus on lowering operating costs to keep customer rates affordable – Improve cash from operations to enhance our credit profile 29 ■ Working through various Ohio HB6 related proceedings ■ Filings focused on sustainable investments that support the grid of the future and improve the customer experience – OH Grid Mod II – NJ Medium-Heavy Duty EV Charging Program ■ Working towards settlement and/or resolution – NJ AMI plan – NJ Light-Duty EV charging program – WV Solar filing – WV ELG fling – PE, MP, WPP Tx Formula Rate Cases ■ Preparing for rate case activity – MD (early 2023) – WV (early 2023) – NJ (likely 2023) – OH (2024) ■ Operating EPS guidance range of $2.30 - $2.50 ■ Cash from Operations guidance of $2.6B - $3.0B ■ Investment plan of $3.3B ■ Annual Dividend of $1.56/sh, subject to Board approval ■ Close on FET minority interest sale and implement financing plan ■ Focused on achieving investment-grade credit metrics and ratings ■ Continuing to build a more centralized and robust compliance organization under the leadership of the Chief Ethics and Compliance Officer ■ Updating and refining processes, policies and controls ■ Creating multiple channels for incident reporting and developing thorough and objective processes to investigate and address incidents of misconduct ■ Seeking continuous improvement by monitoring, benchmarking and independent assessment of the program ■ Integrating Governance, Risk, and Compliance tool to be a central repository for document management and case management Compliance Financial FE Forward Regulatory

2022 Regulatory Calendar

Select Proceedings

Jurisdiction	Key Dates
Ohio	
• DCR Audit (includes vendor payments, naming rights and agreement disclosure review[1])	Vendor payments report filed on 8/3/21; Naming rights report filed 11/19/21; Awaiting further PUCO action
• Corporate Separation Audit	Audit Report filed 9/13/21; Evidentiary Hearing begins March 14, 2022
• DMR Review	Audit report filed on 1/14/22; Awaiting procedural schedule
• Political and Charitable Spend	Awaiting further PUCO action
Pennsylvania	
• PA Management Audit	Report expected in 1Q22
• Default Service Program VI Filing (DSP VI)	Filed December 14, 2021; Hearings begin April 13, 2022
New Jersey	
• Advanced Metering Infrastructure (BPU Ordered)	Settlement filed on February 8, 2022
• Light-Duty EV Charging Infrastructure Program	Working toward settlement and BPU approval by 1Q22
• NJ BPU Management Audit	Phase II in process; expect to be completed in 1Q22
West Virginia	
• Solar Generation Projects Proceeding	Filed November 22, 2021; Expect Order in April 2022
• ELG Environmental Compliance Projects Proceeding	Filed December 17, 2021; Awaiting procedural schedule
Maryland	
• Commission Investigation into Ohio-Related Activities	Comments from other parties due February 18, 2022 Responses due March 11, 2022
FERC	
• FERC Audit	Report filed February 4, 2022
• WPP, MP, and PE Transmission Formula Rate Settlement Discussions	Ongoing

(1) Agreement disclosure review is stayed

30

Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

RD Segment – State ROEs TTM 12/31/2021 Strategic & Financial Highlights – Published February 10, 202231 Rate base at 12/31/21 $4.0B $6.0B $2.9B $3.2B $0.5B Equity/Total Capitalization1 49% 51% 49% 45% 52% ROE EPS Sensitivity +/- 1% ~$0.03 ~$0.05 ~$0.03 ~$0.03 ~$0.01 Key Common Regulatory Adjustments ■ Actual revenue, not weather normalized ■ Income taxes calculated using statutory rates, consistent with practice used in base rate case filings ■ Pension/OPEB expense adjusted for jurisdictional ratemaking treatment ROE Projections Absent base rate increases, ROEs for most jurisdictions expected to decrease: ■ Growth in rate base and associated expenses due to incremental capital investments ■ Projected increase in equity capitalization rates due to deployment of equity financing proceeds ■ Accounting changes(3) – capital to expense: – Vegetation management (~$90M annual) – Corporate support (~$60M annual) 13.8% 10.1% 8.6% 10.2% 9.7% 9.1% 8.2% 8.1% 9.7% 7.5% 0% 5% 10% 15% OH PA NJ WV MD (2) 2021 Pro-forma ROE (with accounting changes(3) and 2022 Ohio rate credits) Actual TTM ROE (1) Calculated using allowed capital structure for OH, actual capital structure for PA, WV & MD and actual capital structure for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable (2) Includes generation and transmission (3) Amounts estimated, rounded to the nearest $10M and assumed in 2022 earnings guidance; corporate support subject to completion of time study

(MWh in thousands) 1Q20 1Q21 2Q20 2Q21 3Q20 3Q21 4Q20 4Q21 TTM 4Q20 TTM 4Q21 Residential 13,204 14,890 12,764 12,347 16,091 15,652 12,919 12,735 54,978 55,624 Commercial 8,903 8,630 7,824 8,590 9,589 9,785 8,495 8,594 34,811 35,599 Industrial 13,548 13,258 12,010 13,384 13,560 14,018 12,916 13,368 52,034 54,027 Total 35,655 36,778 32,598 34,321 39,240 39,455 34,330 34,697 141,823 145,250 Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published February 10, 2022 Commercial includes street lighting 32 12.8% -3.3% -2.7% -1.4% 1.2% -3.1% 9.8% 2.0% 1.2% 2.3% -2.1% 11.4% 3.4% 3.5% 3.8% 3.2% 5.3% 0.5% 1.1% 2.4% 1Q21 2Q21 3Q21 4Q21 TTM Residential Commercial Industrial Total

(MWh in thousands) 1Q20 1Q21 2Q20 2Q21 3Q20 3Q21 4Q20 4Q21 TTM 4Q20 TTM 4Q21 Residential 14,899 15,397 12,669 11,861 15,157 15,200 13,418 13,220 56,142 55,678 Commercial 9,399 8,853 7,823 8,466 9,360 9,672 8,631 8,753 35,213 35,744 Industrial 13,499 13,258 12,007 13,384 13,533 14,018 12,942 13,368 51,981 54,027 Total 37,797 37,508 32,499 33,711 38,050 38,890 34,991 35,341 143,336 145,449 Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published February 10, 2022 l Commercial includes street lighting. 1Q20 adjusted for leap year. 33 3.3% -6.4% 0.3% -1.5% -0.8% -5.8% 8.2% 3.3% 1.4% 1.5% -1.8% 11.5% 3.6% 3.3% 3.9% -0.8% 3.7% 2.2% 1.0% 1.5% 1Q21 2Q21 3Q21 4Q21 TTM Residential Commercial Industrial Total

Weather Impacts Strategic & Financial Highlights – Published February 10, 202234 0 100 200 300 400 500 1,250 1,000 750 500 250 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 HDD HDD Norm CDD CDD Norm OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 4Q21 HDD vs Normal -367 -18% -268 -14% -318 -20% -269 -15% -285 -16% -311 -17% HDD vs 4Q20 -203 -11% -148 -8% -165 -12% -168 -10% -93 -6% -168 -10%

Credit Ratings

As of February 7, 2022

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/CreditWatch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BBB-	Ba1	BB+				BB+	Ba1	BB+	S	P	P
Allegheny Generating Co.	BB+	Baa2	BBB-							S	S	P
American Transmission Systems Inc.	BBB	A3	BBB-				BBB	A3	BBB	S	S	P
Cleveland Electric Illuminating	BBB	Baa2	BBB-	A-	A3	BBB+	BBB	Baa2	BBB	S	N	P
FirstEnergy Transmission(*)	BBB-	Baa2	BB+				BB+	Baa2	BB+	S	S	P
Jersey Central Power & Light	BBB	A3	BBB-				BBB	A3	BBB	S	S	P
Metropolitan Edison	BBB	A3	BBB-				BBB	A3	BBB	S	S	P
Mid-Atlantic Interstate Transmission	BBB	A3	BBB-				BBB	A3	BBB	S	S	P
Monongahela Power	BBB	Baa2	BBB-	A-	A3	BBB+	BBB	Baa2		S	S	P
Ohio Edison	BBB	A3	BBB-	A-	A1	BBB+	BBB	A3	BBB	S	S	P
Pennsylvania Electric	BBB	Baa1	BBB-				BBB	Baa1	BBB	S	S	P
Pennsylvania Power	BBB	A3	BBB-	A-	A1	BBB+				S	S	P
Potomac Edison	BBB	Baa2	BBB-	A-	A3	BBB+				S	S	P
Toledo Edison	BBB	Baa1	BBB-	A-	A2	BBB+				S	N	P
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB-				BBB	A3	BBB	S	S	P
West Penn Power	BBB	A3	BBB-	A-	A1	BBB+				S	S	P

(*) = holding company
Shaded cells reflect non-investment grade ratings

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- **On November 8, 2021,** Moody's changed FE's outlook to Positive from Stable
  - Outlook changed at OE to Stable from Negative
- **On November 8, 2021,** S&P issued one-notch upgrade for FE and all subsidiaries
  - Outlook changed on FE, FET, and all subsidiaries to Stable from CreditWatch Positive
- **On November 12, 2021,** Fitch changed outlook on FE, FET, and all subsidiaries to Positive from Stable

35 Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy

Credit Profile

As of February 7, 2022

Focused on Investment-Grade ratings

- Focused on 13% FFO-to-Debt no later than 2024; targeting mid-teens thereafter
- Targeting ~25% FE Corp. HoldCo debt as % of total debt
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Stable Outlook No defined FFO/Debt upgrade threshold[1]
Moody's	Ba1, Positive Outlook 12% CFO pre-WC/Debt upgrade threshold
Fitch	BB+, Positive Outlook 6.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Focused on strong Liquidity

- Available Liquidity: $5.0B, includes ~$515M of cash and cash equivalents
- $4.5B Revolving credit facilities; committed through October 18, 2026
  - ✓ In compliance with bank covenants

TOTAL: $4.5B



Tx Op Co's $850M
WV & MD $400M
NJ $500M
PA $950M
OH $800M
FE Corp & FET, LLC $1,000M

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio
FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are Investment-Grade at all 3 Rating Agencies

[1] S&P could raise the rating by one or more notches if the Company identifies long-term funding for the potential penalties/fines or resolves the remaining investigations and lawsuits against the Company, in addition to the steps already taken, without weakening credit quality.

36 Strategic & Financial Highlights – Published February 10, 2022 FirstEnergy

Consolidated Long-Term Debt Maturities As of December 31, 2021 Strategic & Financial Highlights – Published February 10, 2022 $23.5B FACE VALUE AVG RATES FEU FET CORP 4.51% 4.01% 4.50% AVG LENGTH FEU FET CORP 12yrs 12yrs 11yrs $M 2 0 0 3 0 0 1 ,2 0 0 4 5 0 6 5 0 4 5 0 8 0 0 1 ,0 0 5 3 0 0 7 0 0 1 5 0 1 2 5 8 5 0 6 0 0 5 2 5 1 0 0 6 0 0 2 0 0 2 9 5 2 5 5 3 7 5 5 0 4 5 1 0 0 5 0 2 5 0 1 ,2 2 5 7 5 1 ,1 0 0 1 0 0 1 0 0 8 7 5 1 2 5 8 0 0 7 5 5 0 0 5 0 0 8 5 0 3 0 0 3 0 0 1 ,5 0 0 1 ,0 5 0 1 ,5 0 0 1 ,0 0 0 8 5 0 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 2 0 4 0 2 0 4 3 2 0 4 4 2 0 4 5 2 0 4 6 2 0 4 7 2 0 4 8 2 0 4 9 2 0 5 0 2 0 5 1 2 0 5 6 2 0 5 9 FEU FET FE Corp. Excludes securitization bonds 37

2022F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2022F Regulated Distribution	2022F Regulated Transmission	2022F Corporate/ Other	2022F FirstEnergy Consolidated	1Q22F FirstEnergy Consolidated
2022F Net Income (Loss) (GAAP)	**$1,050 – $1,120**	**$445 – $470**	**($120) – ($100)**	**$1,375 – $1,490**	**$285 – $345**
2022F Earnings (Loss) Per Share (571M shares)	**$1.84 – $1.96**	**$0.78 – $0.82**	**($0.21) – ($0.17)**	**$2.41 – $2.61**	**$0.50 – $0.60**
Excluding Special Items:					
Investigation and Other Related Costs (Credits)	–	–	($0.16)	($0.16)	-
Debt-Related Costs	–	–	$0.05	$0.05	$0.05
Total Special Items	**$-**	**$-**	**($0.11)**	**($0.11)**	**$0.05**
2022F Operating Earnings (Loss) Per Share – Non-GAAP (571M shares)	**$1.84 – $1.96**	**$0.78 – $0.82**	**($0.32) – ($0.28)**	**$2.30 – $2.50**	**$0.55-$0.65**

(1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

38

Strategic & Financial Highlights – Published February 10, 2022

FirstEnergy